Exhibit 99.1

USA COMPRESSION PARTNERS, LP AND SUBSIDIARIES

Unaudited Pro Forma Statement of Operations

Nine Months Ended September 30, 2013

(in thousands, except unit and per unit data)

	For the Nine Months Ended September 30, 2013				For the period from January 1, to August 30, 2013	Pro Forma
	USA Compression (Historical)	Pro Forma Adjustments - IPO		Pro Forma USA Compression	S&R Compression (Historical)	Adjustments - S&R Acquisition		Pro Forma Combined
Revenues:
Contract operations	$102,964	$—		$102,964	$23,947	$(512	)(c)	$126,399
Parts and service	1,311	—		1,311	—	—		1,311
Fabrication revenue	—	—		—	311	(311	)(c)	—
Total revenues	104,275	—		104,275	24,258	(823)		127,710

Costs and expenses:
Cost of operations, exclusive of depreciation and amortization	32,473	—		32,473	10,833	(570	)(d)	42,736
Selling, general, and administrative	18,756	—		18,756	1,338	—		20,094
Depreciation and amortization	37,227	—		37,227	4,511	2,764	(c),(e)	44,502
Loss (Gain) on sale of assets	53	—		53	—	—		53
Cost of goods sold (fabrication revenue)	—	—		—	132	(132	)(c)	—
Total costs and expenses	88,509	—		88,509	16,814	2,062		107,385
Operating income	15,766	—		15,766	7,444	(2,885)		20,325

Other income (expense):
Interest expense	(8,963)	207	(a)	(8,756)	(53)	173	(a),(c)	(8,636)
Other	7	—		7	60	(60	)(c)	7
Total other expense	(8,956)	207		(8,749)	7	113		(8,629)
Net income before income tax expense	6,810	207		7,017	7,451	(2,772)		11,696
Income tax expense	176	—		176	—	—		176
Net income	$6,634	$207		$6,841	$7,451	$(2,772)		$11,520

Less:
Earnings allocated to general partner prior to initial public offering on January 18, 2013	$5	$(5	)(b)	—
Earnings available for limited partners prior to initial public offering on January 18, 2013	$530	$(530	)(b)	—
Net income subsequent to initial public offering on January 18, 2013	$6,099	$742		$6,841

Net income subsequent to initial public offering allocated to:
General partner’s interest in net income	$122			$137				$230
Common units interest in net income	$3,196			$3,587				$7,074
Subordinated units interest in net income	$2,781			$3,117				$4,216

Weighted average common units outstanding:
Basic	16,143			16,143		7,425	(f)	23,568
Diluted	16,174			16,174		7,425	(f)	23,599

Weighted average subordinated units outstanding:
Basic and diluted	14,049			14,049				14,049

Net income per common unit:
Basic	$0.20			$0.22				$0.30
Diluted	$0.20			$0.22				$0.30

Net income per subordinated unit:
Basic and diluted	$0.20			$0.22				$0.30

See accompanying notes to unaudited pro forma statement of operations.

USA COMPRESSION PARTNERS, LP AND SUBSIDIARIES

Notes to Unaudited Pro Forma Statement of Operations

1.                                      General

USA Compression Partners, LP (the “Partnership”) is a publicly traded Delaware limited partnership formed to own and operate the business conducted by its subsidiaries. The common units representing limited partner interests in the Partnership (the “Common units”) are listed on the New York Stock Exchange (“NYSE”) under the symbol “USAC.” USA Compression GP, LLC, the general partner of the Partnership (“General Partner”), is owned by USA Compression Holdings, LLC (“USA Compression Holdings”). Unless the context requires otherwise, references to “we,” “us,” “our,” or “the Partnership” are intended to mean the business and operations of USA Compression Partners, LP and its consolidated subsidiaries.

The Partnership, through its operating subsidiaries, primarily provides natural gas compression services under term contracts with customers in the oil and gas industry, using natural gas compressor packages that it designs, engineers, owns, operates and maintains.

On August 30, 2013, the Partnership completed the acquisition of assets and certain liabilities related to the business of providing compression services to third parties engaged in the exploration, production, gathering, processing, transportation or distribution of oil and gas (the “S&R Acquisition”) in exchange for 7,425,261 Common Units, which were valued at $181.9 million at the time of issuance. The S&R Acquisition was consummated pursuant to the Contribution Agreement dated August 12, 2013 (the “Contribution Agreement”) with S&R Compression, LLC, (“S&R”) and Argonaut Private Equity, L.L.C. (“Argonaut”). The S&R Acquisition had an effective date of June 30, 2013. In connection with the S&R Acquisition, the Partnership acquired 982 compression units with total horsepower of approximately 138,000.

2.                                      Basis of Presentation

The historical financial information is derived from the historical consolidated financial statements of the Partnership and the historical financial statements of S&R.  The unaudited pro forma condensed combined statement of operations was prepared assuming the S&R Acquisition occurred on January 1, 2012. The adjustments provided in Note 3 below reflect that the S&R Acquisition was financed entirely with Common Units.

The pro forma adjustments are based on currently available information and certain estimates and assumptions by management. If the S&R Acquisition had been in effect for the periods indicated, the results may have been substantially different. For example, the Partnership may have operated the assets differently than S&R, realized service revenue may have been different and costs of operating the compression assets may have been different. This unaudited pro forma condensed combined statement of operations is provided for illustrative purposes only and may not provide an indication of results in the future. The unaudited pro forma statement of operations should be read in conjunction with the Partnership’s historical consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2012 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.

The pro forma adjustments for the nine months ended September 30, 2013 have been prepared as if the transactions described below had taken place as of January 1, 2012.

The pro forma statement of operations reflects the following transactions:

•                                          the closing of the Partnership’s initial public offering on January 18, 2013; and

•                                          the acquisition of compression assets owned by S&R in the S&R Acquisition in exchange for 7,425,261 Common Units, which were valued at $181.9 million at the time of issuance.

The unaudited pro forma statement of operations is not necessarily indicative of the results that actually would have occurred if the transactions described above had occurred on the date indicated.

3.                                      Pro Forma Adjustments and Assumptions

The following adjustments were made in the preparation of the condensed combined  statement of operations:

(a)         Reflects the reduction of interest expense for the following adjustments during the period:

Nine Months Ended
September 30,
2013

Predecessor interest expense	$8,963
Less: interest reduction from lower revolver balance based upon the use of proceeds from the initial public offering on January 18, 2013	(207)

Pro forma interest expense - IPO adjustment	$8,756
Less: interest reduction from lower revolver balance based upon the use of proceeds from the GP contribution and purchase price adjustment related to the S&R Acquisition	(120)
Pro forma interest expense - IPO adjustment and S&R adjustment	$8,636

(b)         Reflects the conversion of the adjusted net partners’ capital of $344.1 million from partners’ capital to common and subordinated limited partner equity of the partnership and the general partner’s interest in the Partnership. The conversion is allocated as follows:

I.	$255.2 million for 15,048,588 common units;
II.	$258.6 million for 14,048,588 subordinated units; and
III.	$10.9 million for a 2.0% general partner interest.

(c)          Elimination of revenues and expenses related to compression assets not acquired by the Partnership from S&R as part of the S&R Acquisition. Amounts were derived from the historical records and corporate allocations prepared by S&R.

(d)         Initial fluids start-up costs were expensed as incurred in the S&R historical income statement; the Partnership capitalizes these amounts in accordance with its accounting policy. Additionally, these costs are now reflected in the fair value and resulting accumulated depreciation of the acquired assets presented in the Partnership’s condensed consolidated Balance Sheet as of September 30, 2013 included in the Partnership’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.  Therefore, an adjustment has been made to remove $0.6 million of initial fluids start-up spending for the nine months ended September 30, 2013.

(e)          Depreciation and amortization was estimated using the straight-line method and reflects the incremental depreciation and amortization expense due to adding the compression assets and intangible assets at fair value.

(f)           Reflects the Common Units issued as consideration for the assets acquired by the Partnership from S&R as part of the S&R Acquisition.